EXHIBIT 1.01

APPLIED MATERIALS, INC.

CONFLICT MINERALS REPORT

FOR YEAR ENDED DECEMBER 31, 2023

This is the Conflict Minerals Report of Applied Materials, Inc., including its subsidiaries (collectively, “Applied” or the “Company”), prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934. Terms used in this report have the meaning specified in Rule 13p-l and/or Form SD issued by the Securities and Exchange Commission, except as otherwise expressly defined herein. Form SD defines “conflict minerals” as cassiterite, columbite-tantalite (coltan) and wolframite (and their derivatives, tin, tantalum and tungsten, respectively), and gold, regardless of the geographic origin of the minerals and whether or not they fund armed conflict. This report pertains to products manufactured from January 1 through December 31, 2023, for which any conflict minerals are necessary to the functionality or production of the product, as described further below.

Company Overview

A global company with a broad set of capabilities in materials engineering, Applied provides manufacturing equipment, services and software to the semiconductor, display, and related industries, and operates under three reportable segments: Semiconductor Systems, Applied Global Services, and Display and Adjacent Markets.

Applied Materials is committed to protecting human rights and conducting business in an ethical and responsible manner. Our commitment extends to the responsible sourcing of materials used in our products, as reflected in the Applied Materials Responsible Minerals Sourcing Policy (“Policy”). In addition to the Policy, we outline our expectations for all suppliers and partners with whom we work in our Standards of Business Conduct for Business Partners (“Standards”) and our Human Rights Statement of Principles (“Principles”). The Company contractually requires its direct suppliers to adhere to the Policy, Standards and Principles and to reasonably ensure products they sell to Applied do not contain conflict minerals unless these originated outside the Democratic Republic of the Congo or an adjoining country (collectively, the “DRC”) or from RMI “Conformant” sources within the DRC, as further defined below.

Applied does not directly purchase raw ore or unrefined conflict minerals, nor does it have a direct relationship with any mines of origin or with any smelters or refiners (collectively, “smelters”) that process these minerals. Rather, Applied is a downstream company with an extensive and complex supply chain from which it purchases parts, components and assemblies (collectively, “Parts”). The Company’s manufacturing activities consist primarily of the assembly, testing and integration of various proprietary and commercial Parts that are used to manufacture systems. Applied has a distributed manufacturing model under which manufacturing and supply chain activities are conducted at its facilities, or those of contract manufacturers, located in various countries. Applied’s equipment products, due to their size and complexity, generally consist of thousands of Parts sourced from a multitude of suppliers. Because of Applied’s downstream position in our supply chain, many tiers removed from conflict minerals smelters, any efforts to understand the origin of any conflict minerals in our Covered Products (as defined below) necessarily relies on the cooperation of our direct suppliers and the disclosures by our suppliers of the source of conflict minerals they obtain from lower tier suppliers and smelters.

As detailed in this report, our approach to verifying the source and chain of custody of conflict minerals in our supply chain is designed to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition and the related Supplements (“OECD Guidance”).

Products Covered by this Report

Tantalum, tin, tungsten and gold are metals commonly used in the electronics and related industries due to physical properties that make them well-suited for a variety of applications, such as in cables, printed circuit boards, power supplies, capacitors, solder alloys and certain plastics. As a result, all or substantially all of Applied’s equipment products, and many of its spare parts products, manufactured in 2023 include components for which one or more conflict minerals are necessary to the functionality or production of the product and are therefore considered “Covered Products” for purposes of this report. The following is a general description of Covered Products by reporting segment.

Semiconductor Systems. Applied’s Semiconductor Systems segment develops, manufactures and sells a wide range of manufacturing equipment used to fabricate semiconductor chips, also referred to as integrated circuits (ICs). The Semiconductor Systems segment includes semiconductor capital equipment used for many steps of the chip making process including the transfer of patterns into device structures, transistor and interconnect fabrication, metrology, inspection and review, and packaging technologies for connecting finished integrated circuit (IC) die. The company’s platforms that perform these functions include: the AxcelaTM, Centris®, Centura®, ChargerTM, Endura®, Mirra®, NokotaTM, OlympiaTM, P-300BV, Picosun® Morpher, Producer®, Raider®, Radiance, Reflexion®, Sprinter, Vantage®, VistaraTM, and VIISta® platforms. Applied’s metrology and inspection systems, which include the Enlight®, PrimeVision® 10, PROVision®, SEMVision®, UVision®, VeritySEM® and Aera4™ Mask Inspection systems, are used to locate, measure and analyze defects and features on the wafer during various stages of the fabrication processes. The majority of Applied’s new equipment sales are to leading integrated device manufacturers and foundries worldwide. The company also provides manufacturing equipment that helps improve performance, power, yield and cost of semiconductor devices that use mature process technologies and serve specialty markets such as the Internet of Things, Communications, Automotive, Power and Sensors. Our Semiconductor Systems equipment is sold to integrated device manufacturers and foundries worldwide.

Applied Global Services. This segment provides integrated solutions to optimize equipment and fab performance and productivity, including spares, upgrades, services, remanufactured earlier generation equipment and factory automation software for semiconductor, display and other products.

Display and Adjacent Markets. This segment is comprised primarily of products for manufacturing liquid crystal displays (LCDs), organic light-emitting diodes (OLEDs), and other display technologies for TVs, monitors, laptops, personal computers (PCs), electronic tablets, smart phones and other consumer-oriented devices. While similarities exist between the technologies utilized in semiconductor and display fabrication, the most significant differences are in the size and composition of the substrate. Substrates used to manufacture display panels and other devices are typically glass, although newer flexible materials are entering the market. The Display and Adjacent Markets segment offers a variety of products and technologies, including: the AKT® Electron Beam Array Test system for array test, AKT® PECVD systems for CVD, AKT® Aristo™ and PiVot™ systems for PVD, AKT® TFE systems for thin-film encapsulation, and the AKT® Electron Beam Review system for defect review.

Other Products. Applied’s Baccini® systems are used for fabricating crystalline-silicon (c-Si) solar photovoltaic cells. Applied’s flexible coating systems, which include TopBeam™, TopMet™ and SmartWeb®, utilize physical vapor deposition, thermal evaporation, chemical vapor deposition and e-beam technology to deposit thin layers of metal onto flexible substrates for packaging, flexible electronics and security industries.

Applied’s Conflict Mineral’s Compliance Program and Findings

Applied conducted in good faith a reasonable country of origin inquiry (“RCOI”) that it believes was reasonably designed to determine whether any of the necessary conflict minerals in its Covered Products manufactured in 2023 originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “DRC”), or Conflict Affected High Risk Areas (CAHRAs), or were from recycled or scrap sources. Based on its RCOI, Applied determined it had insufficient information to conclude either (i) that all of its necessary conflict minerals originated outside the DRC or any CAHRAs or from sources within the DRC or any CAHRAs deemed “Conformant” by the Responsible Minerals Initiative (“RMI”), or (ii) that all of its necessary conflict minerals came from recycled or scrap sources.

Applied therefore undertook further due diligence on the source and chain of custody of necessary conflict minerals contained in its Covered Products. Its due diligence approach was designed to conform in all material respects with the OECD Guidance. From 2019 until 2022, Applied worked with Assent Compliance, a third-party service provider, as its partner for conflict minerals due diligence. In 2023, Applied selected SupplierSoft Inc. as its new partner for conflict minerals due diligence.

For calendar year 2023, Applied started with the list of surveyed suppliers for calendar year 2022 (292 suppliers), added two suppliers who informed Applied that the Parts they supply contain conflict minerals and removed seven suppliers who were duplicates due to acquisitions or who ceased supplying Parts to Applied, arriving at the list of suppliers to be surveyed (the “Surveyed Suppliers”) (287 in total). By way of background, Applied previously selected the surveyed suppliers by identifying (i) the top direct (or first-tier) suppliers in terms of total spend, (ii) suppliers who during the past five years were part of the top direct suppliers by spend, and (iii) suppliers considered reasonably likely to provide Parts containing conflict minerals based upon the commodity (e.g., suppliers of sputtering targets and suppliers of gold plating) or based upon prior reporting. In addition, in an effort to reach suppliers with lower spend, Applied directly contacted almost all direct suppliers with a request to provide conflict minerals information. Following our risk-based approach, we then elected to cease outreach to suppliers who consistently stated they did not use conflict minerals in products furnished to Applied and instead focus our efforts on suppliers more likely to have conflict minerals in their products. The Surveyed Suppliers represent approximately 72% of the Company’s actual total expenditures to all direct suppliers for fiscal year 2023.1 Approximately 98% of the Surveyed Suppliers responded. Of the smelters that were reported by the Surveyed Suppliers, 5.13% used minerals that originated from 100% recycled or scrap sources.

The table below summarizes certain information pertaining to smelters identified by Surveyed Suppliers. The Responsible Minerals Initiative (“RMI”), of which Applied is a member, defines “Conformant” smelters as those smelters that are conformant with the Responsible Minerals Assurance Process (“RMAP”) assessment protocols. “Active” smelters and refiners are participants in the RMAP who have agreed in writing to undergo a third-party audit or are participating in one of the cross-recognized certification programs, signed an “Agreement for the Exchange of Confidential Information” and submitted a due diligence checklist. The classification of smelters considered Conformant or Active is current as of May 16, 2024.

Number of RMI “Conformant” smelters	226
Number of RMI “Active” smelters	8
Number of “Eligible” smelters reported to be located in the DRC that are not rated “Conformant” or “Active”	2

[1]	Applied’s fiscal year ends on the last Sunday in October.

Attached as Appendix A is a list of the smelters identified by the Surveyed Suppliers as the facilities that process conflict minerals necessary to their products as communicated in their Conflict Minerals Reporting Template (“Template”). The majority of the Surveyed Suppliers reported smelter information at the company level, not at the product level, and did not identify the specific smelters providing conflict minerals that were incorporated in a particular Part sold to Applied. Both company level and product level disclosures are overinclusive due to the nature of how the information disclosed is collected and distributed. Because the Surveyed Suppliers did not identify the specific smelter that processed conflict minerals contained in a particular Part, inclusion of a smelter or refiner in Appendix A does not necessarily mean that any minerals, including any conflict minerals, from any listed smelter are contained in any Part or included in a Covered Product. Further, we lack sufficient information to confirm the specific countries or mines of origin of the conflict minerals processed by those smelters.

Certain Surveyed Suppliers reported potential sourcing from two gold smelters in the DRC (CID003185 - African Gold Refinery and CID002567 - Sudan Gold Refinery). These two smelters have not been assessed by the RMI. Information about these smelters lacked a chain of custody and therefore were insufficient to tie gold from one or more of these smelters to products supplied to Applied. Further, Applied found no direct evidence that minerals from these two smelters were incorporated into its Covered Products. Thus, we have no reason to believe that these smelters supply minerals that are contained in the Covered Products, and Applied has no contractual or direct business relationship with such smelters.

The Company has instructed the affected Surveyed Suppliers to remove these two smelters from their supply chains and to require their relevant sub-tier suppliers to request the smelters to participate in the RMAP. However, our Surveyed Suppliers have no direct relationship with the smelters and are merely reporting information they received from their suppliers, who in turn rely on information from the sub-tier supply chain, often 8-10 levels deep. Therefore, the Company’s Responsible Minerals Sourcing Compliance Team is contacting these smelters directly, as well as other smelters reported by the Surveyed Suppliers that are not RMI Conformant or Active; the Company is also contacting the smelters via working groups within the RMI, urging them to submit to an RMI assessment and conform to the RMAP. Finally, Applied is supporting the RMI with efforts to release formal audit documents in order to improve the implementation of the RMAP program.

The Surveyed Suppliers did not identify the specific smelters providing conflict minerals that were incorporated in a Part sold to Applied. Further, for many smelters reported by the Surveyed Suppliers, there is inadequate information available to assess the source or country of origin of the conflict minerals they process. Therefore, for Covered Products manufactured in 2023, Applied concluded in good faith that it lacks sufficient information to trace the chain of custody of any conflict minerals contained in its Covered Products up through the supply chain to a specific smelter or, in turn, to a country or mine of origin.

Applied’s Due Diligence Process

Applied’s due diligence approach on the source and chain of custody of its necessary conflict minerals was designed to conform in all material respects with the OECD Guidance. The OECD Guidance is an internationally recognized due diligence framework consisting of a multi-step, risk-based process, certain aspects of which differ depending in part on the position of a company in the supply chain. Applied is a “downstream” company, which refers to supply chain participants from the smelter to the retailer, in contrast to those “upstream,” that is, from the mine to the smelter.

As a downstream provider of finished products, Applied does not have direct relationships with smelters and does not perform or specify audits of such entities upstream in its supply chain. Through its membership and participation in the RBA, RMI and related working groups, Applied believes that seeking reliable information about smelters in its supply chain from its direct suppliers represents a reasonable and cost-effective approach to determine the mines or other locations of origin of conflict minerals in its products.

Company Management System

Applied established a cross-functional Responsible Minerals Sourcing Compliance Team, which is responsible for implementing the Company’s Responsible Minerals Sourcing program and briefing senior management about the results of these due diligence efforts.

The Company requires its direct suppliers to have programs and procedures in place to ensure that any conflict minerals used in the production of products sold to Applied conform to the requirements of the RMI. This means that products must not contain conflict minerals that directly or indirectly finance or benefit armed groups in the DRC. In addition, as a member of the RBA, Applied requires its suppliers to conform to the RBA Code of Conduct, which includes requirements pertaining to the responsible sourcing of conflict minerals. Such requirements, along with a requirement that suppliers provide completed Conflict Minerals Reporting Templates at Applied’s request, also are reflected in supplier contracts. If Applied learns that a Surveyed Supplier does not meet the Company’s requirements, Applied pursues appropriate corrective action.

Violations or grievances related to conflict minerals can be reported at the industry level to the RMI at http://www.responsiblemineralsinitiative.org/ or at a company level to our 24-hour ethics helpline that is run by an independent third party at helpline.appliedmaterials.com.

Applied retains relevant documentation for a period of five years, including Templates completed by the Surveyed Suppliers.

Risk Identification and Assessment

In light of the complexity of its supply chain, Applied used a risk-based approach in designing the scope of its RCOI and due diligence process. As previously noted, the Company focused on direct suppliers who previously indicated the products they provide to Applied contain conflict minerals to arrive at the target list of Surveyed Suppliers. Applied’s Responsible Minerals Sourcing Compliance Team conducted the outreach to the Surveyed Suppliers and compared information they provided to RMI data concerning the RMAP audit status of the applicable smelter.

The Conflict Minerals Reporting Template (the “Template”) version 6.3.1 developed by the RMI was used to collect information on the conflict minerals that may be in Covered Products manufactured in 2023. The Template was designed to facilitate a supplier’s disclosure of information regarding conflict minerals contained in the supplier’s products, including the country of origin and the name and location of the smelters that process the conflict minerals. Thus, by asking Surveyed Suppliers to complete the Template Applied conducted a country-of-origin due diligence reasonably designed to determine whether any of the necessary conflict minerals in its Covered Products originated in the DRC or a CAHRA.

Risks at the supplier level may include non-responsive suppliers, incomplete Templates or Templates that are submitted at the company level and are not directly relevant to products manufactured by Applied. Applied received wholly or partially completed Templates from 97.5% of its Surveyed Suppliers. The majority of the responding Surveyed Suppliers provided data at a company or “user defined” level, rather than at a part number level, a permitted option under the Template.

Applied assessed the status of smelters and refiners identified in the supply chain by the Surveyed Suppliers who listed mineral processing facilities in their Templates. Each identified smelter or refiner of a conflict mineral is assessed according to red-flag indicators defined in the OECD Guidance. These factors include geographic proximity to the DRC, known mineral source country of origin, RMAP audit status, credible evidence of unethical or conflict sourcing and peer assessments conducted by credible third-party sources. Such smelters are labeled smelters of interest. Applied then used RMI status to determine which smelter required further engagement.

Applied was not required to, and it did not, obtain an independent private sector audit of its due diligence approach.

Risk Mitigation Strategy and Future Due Diligence

Applied intends to continue to enhance its ability to identify suppliers reasonably likely to provide Parts containing conflict minerals as well as its ability to link the smelter information its suppliers report to specific products they supply to Applied by requiring suppliers to provide product level Templates for tantalum target, gold plating and special process parts. Applied further has undertaken to report relevant smelter information it obtains to RMI, and to encourage its suppliers to reach out (or to encourage their own suppliers to reach out) to upstream smelters that provide them with conflict minerals and require that such smelters obtain a “conflict-free” designation from an industry program such as the RMAP.

The Company is a co-chair of the Responsible Minerals Initiative (RMI) Smelter Engagement Team, which contacts smelters and assists them with undergoing RMAP assessments to validate the smelters’ company-level management processes for responsible minerals procurement. The co-chair oversees the RMI Smelter Engagement Team sub-groups and acts as a liaison between the RMI and the sub-group members, which include the Single Point of Contacts (SPOC) for each eligible (as defined by the RMI) conflict minerals smelter. We recognize that our extensive and complex supply chain makes it challenging for us to influence conflict minerals sourcing decisions. Therefore, we have decided to work through the RMI directly with the smelters and their respective SPOCs to ensure the smelters have the necessary resources they need to undergo an RMAP audit and achieve Conformant status. Further, in 2023, the Company was the SPOC for and supported approximately 11 smelters undergoing RMI assessments to retain their “Conformant” status.

Forward-Looking Statement Disclaimer

This report includes forward-looking statements, including but not limited those regarding Applied’s expected future supplier due diligence and engagement efforts and development of related processes. These statements and their underlying assumptions are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: regulatory changes and judicial developments relating to conflict minerals disclosure; changes in our supply chain, components and parts, or products; industry developments relating to supply chain diligence, disclosure and other practices; and other risks and uncertainties described in our SEC filings, including our recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Appendix A

Section 1: Smelters and Refiners Identified by Surveyed Suppliers

Metal	Smelter Facility Name	Country	Smelter ID
Gold

Gold	8853 S.p.A.	ITALY	CID002763

Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015

Gold	African Gold Refinery	UGANDA	CID003185

Gold	Agosi AG	GERMANY	CID000035

Gold	AGR (Perth Mint Australia)	AUSTRALIA	CID002030

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560

Gold	Albino Mountinho Lda.	PORTUGAL	CID002760

Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058

Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA	CID001947

Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077

Gold	ARY Aurum Plus	UNITED ARAB EMIRATES

Gold	Asahi Pretec Corp.	JAPAN	CID000082

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103

Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850

Metal	Smelter Facility Name	Country	Smelter ID
Gold	Augmont Enterprises Private Limited	INDIA	CID003461

Gold	Aurubis AG	GERMANY	CID000113

Gold	Bangalore Refinery	INDIA	CID002863

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128

Gold	Boliden AB	SWEDEN	CID000157

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176

Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421

Gold	CCR Refinery—Glencore Canada Corporation	CANADA	CID000185

Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189

Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382

Gold	Chimet S.p.A.	ITALY	CID000233

Gold	Chugai Mining	JAPAN	CID000264

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348

Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362

Gold	Dongwu Gold Group	CHINA	CID003663

Gold	Dowa Metals & Mining Co. Ltd	JAPAN	CID000401

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359

Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425

Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425

Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487

Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488

Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489

Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561

Metal	Smelter Facility Name	Country	Smelter ID
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515

Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852

Gold	Gold by Gold Colombia	COLOMBIA	CID003641

Gold	Gold Coast Refinery	GHANA	CID003186

Gold	Gold Mining in Shandong (Laizhou) Limited Company	CHINA	CID001916

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909

Gold	Guangdong Jinding Gold Limited	CHINA	CID002312

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651

Gold	Hang Seng Technology	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671

Gold	Heimerle + Meule GmbH	GERMANY	CID000694

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707

Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711

Gold	Hop Hing electroplating factory Zhejiang	CHINA

Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773

Gold	Hung Cheong Metal Manufacturing Limited	CHINA

Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778

Gold	Industrial Refining Company	BELGIUM	CID002587

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807

Metal	Smelter Facility Name	Country	Smelter ID
Gold	Istanbul Gold Refinery	TURKEY	CID000814

Gold	Italpreziosi	ITALY	CID002765

Gold	JALAN & Company	INDIA	CID002893

Gold	Japan Mint	JAPAN	CID000823

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937

Gold	K.A. Rasmussen	NORWAY	CID003497

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956

Gold	Kazzinc	KAZAKHSTAN	CID000957

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605

Gold	Kundan Care Products Ltd.	INDIA	CID003463

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865

Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058

Gold	L’Orfebre S.A.	ANDORRA	CID002762

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078

Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093

Metal	Smelter Facility Name	Country	Smelter ID
Gold	Marsam Metals	BRAZIL	CID002606

Gold	Materion	UNITED STATES OF AMERICA	CID001113

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119

Gold	MD Overseas	INDIA	CID003548

Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575

Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152

Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509

Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857

Gold	Morris and Watson	NEW ZEALAND	CID002282

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236

Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259

Gold	Nyrstar Metals	UNITED STATES OF AMERICA

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493

Metal	Smelter Facility Name	Country	Smelter ID
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326

Gold	PAMP S.A.	SWITZERLAND	CID001352

Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362

Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397

Gold	Realized the Enterprise Co., Ltd.	CHINA

Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA

Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA

Gold	Shandong Penglai gold smelter	CHINA

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619

Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA

Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA

Gold	Sino-Platinum Metals Co., Ltd.	CHINA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153

Gold	Sudan Gold Refinery	SUDAN	CID002567

Gold	SuZhou ShenChuang recycling Ltd.	CHINA

Gold	TAIWAN TOTAI CO., LTD.	TAIWAN

Gold	Tsai Brother industries	TAIWAN

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980

Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA

Gold	Wuzhong Group	CHINA

Metal	Smelter Facility Name	Country	Smelter ID
Gold	Yamakin Co., Ltd.	JAPAN	CID002100

Gold	Yamato Denki Ind. Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197

Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622

Gold	Zhaojun Maifu	CHINA

Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224

Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA

Gold	Zhuzhou Smelting Group Co., Ltd	CHINA

Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA

Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA

Tantalum

Tantalum	5D Production OU	ESTONIA	CID003926

Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211

Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504

Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA	CID002590

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557

Metal	Smelter Facility Name	Country	Smelter ID
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506

Tantalum	KEMET de Mexico	MEXICO	CID002539

Tantalum	LSM Brasil S.A.	BRAZIL	CID001076

Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163

Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192

Tantalum	NPM Silmet AS	ESTONIA	CID001200

Tantalum	Nantong Tongjie Electrical Co., Ltd.	CHINA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277

Tantalum	Plansee SE Liezen	AUSTRIA	CID002540

Tantalum	PM Kalco Inc	UNITED STATES OF AMERICA

Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847

Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY	CID002547

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544

Metal	Smelter Facility Name	Country	Smelter ID
Tantalum	TANIOBIS GmbH	GERMANY	CID002545

Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549

Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522

Tin

Tin	Alpha	UNITED STATES OF AMERICA	CID000292

Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703

Tin	Aurubis Beerse	Belgium	CID002773

Tin	Aurubis Berango	SPAIN	CID002774

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190

Tin	China Tin Group Co., Ltd.	CHINA	CID001070

Tin	Chofu Works	JAPAN

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486

Tin	CRM Synergies	SPAIN	CID003524

Tin	CV Venus Inti Perkasa	INDONESIA	CID002455

Tin	CV Ayi Jaya	INDONESIA	CID002570

Tin	CV Tiga Sekawan	INDONESIA

Tin	Da Nang Processing Import and Export Joint Stock	VIET NAM	CID003154

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356

Tin	Dowa	JAPAN	CID000402

Tin	DS Myanmar	MYANMAR	CID003831

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438

Metal	Smelter Facility Name	Country	Smelter ID
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448

Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582

Tin	Fenix Metals	POLAND	CID000468

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848

Tin	Gejiu Jinye Mineral Company	CHINA	CID002859

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116

Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA

Tin	Guangxi Hua Tin Gold Minute Fee, Ltd.	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849

Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA

Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231

Tin	LIAN JING	CHINA

Tin	Luna Smelter, Ltd.	RWANDA	CID003387

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105

Tin	Materials Eco-Refining Co., Ltd.	JAPAN

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500

Tin	Metahub Industries Sdn. Bhd.	MALAYSIA

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142

Tin	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173

Metal	Smelter Facility Name	Country	Smelter ID
Tin	Ming Li Jia smelt Metal Factory	CHINA

Tin	Minsur	PERU	CID001182

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191

Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573

Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337

Tin	Pan Light Corporation	TAIWAN, PROVINCE OF CHINA

Tin	Pongpipat Company Limited	MYANMAR	CID003208

Tin	Precious Minerals and Smelting Limited	INDIA	CID003409

Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399

Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503

Tin	PT Bangka Serumpun	INDONESIA	CID003205

Tin	PT Lautan Harmonis Sejahtera	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA	CID002835

Tin	PT Mitra Stania Prima	INDONESIA	CID001453

Tin	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT Refined Bangka Tin	INDONESIA	CID001460

Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468

Tin	PT Timah Tbk Kundur	INDONESIA	CID001477

Tin	PT Timah Tbk Mentok	INDONESIA	CID001482

Tin	Rui Da Hung	TAIWAN	CID001539

Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA

Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA

Tin	Sigma Tin Alloy Co., Ltd.	CHINA

Metal	Smelter Facility Name	Country	Smelter ID
Tin	Suzhou Nuonengda Chemical Co., Ltd.	CHINA

Tin	Taiwan high-tech Co., Ltd.	TAIWAN

Tin	Taiwan’s lofty Enterprises Ltd.	TAIWAN

Tin	Thaisarco	THAILAND	CID001898

Tin	TIN PLATING GEJIU	CHINA

Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574

Tin	WELLEY	TAIWAN

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036

Tin	WUJIANG CITY LUXE TIN FACTORY	CHINA

Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA

Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA

Tin	XURI	CHINA

Tin	Yifeng Tin	CHINA

Tin	Yuecheng Tin Co., Ltd.	CHINA

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158

Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA

Tin	Yunnan Geiju Smelting Corp.	CHINA

Tin	Yunnan Industrial Co., Ltd.	CHINA

Tin	Yunnan Malipo Baiyi Kuangye Co.	CHINA

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180

Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397

Tin	Zhongshan Jinye Smelting Co.,Ltd	CHINA

Tungsten

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004

Tungsten	ACL Metais Eireli	BRAZIL	CID002833

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427

Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513

Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281

Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499

Metal	Smelter Facility Name	Country	Smelter ID
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401

Tungsten	Fujian Xinlu Tungsten	CHINA	CID003609

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541

Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	CID003978

Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417

Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316

Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA	CID003417

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	CID003408

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105

Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	CID003407

Metal	Smelter Facility Name	Country	Smelter ID
Tungsten	LLC Vostok	RUSSIAN FEDERATION	CID003643

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319

Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589

Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416

Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003612

Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003614

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542

Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662

Tungsten	Zhangyuan Tungsten Co Ltd	CHINA	CID000258